Exhibit 99.1

Joint Filer Information

Footnote 1 to Form 3:  Crestview-NAFH, LLC directly beneficially owns 2,858,760 shares of Class A Common Stock (“Class A Shares”) and 9,262,688 shares of Class B Non-Voting Common Stock (together with the Class A Shares, the “Common Stock”).  Each of Crestview Partners II GP, L.P., Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. may be deemed to have beneficial ownership of the 12,121,448 shares of Common Stock directly owned by Crestview-NAFH, LLC.  Crestview Advisors, L.L.C. directly beneficially owns 25,000 shares of Class A Common Stock received in respect of service on the issuer’s board of directors by Richard M. DeMartini, a Managing Director of Crestview Advisors, L.L.C.  Each reporting person disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

Footnote 2 to Form 3: Crestview Partners II GP, L.P. is the general partner of each of Crestview Partners II, L.P., Crestview Partners II (FF), L.P., Crestview Partners II (TE), L.P., Crestview Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”).  Crestview Advisors, L.L.C. provides investment advisory and management services to the Crestview Funds, and each of the Crestview Funds is a member of Crestview-NAFH, LLC.

Each of the Following has designated Crestview Partners II GP, L.P. as the Designated Filer for purposes of the attached Form 4:

Names of Joint Filers:	(1) Crestview Partners II GP, L.P.
(2) Crestview-NAFH, LLC
(3) Crestview Partners II, L.P.
(4) Crestview Partners II (FF), L.P.
(5) Crestview Partners II (TE), L.P.
(6) Crestview Offshore Holdings II (Cayman), L.P.
(7) Crestview Offshore Holdings II (FF Cayman), L.P.
(8) Crestview Offshore Holdings II (892 Cayman), L.P.
(9) Crestview Advisors, L.L.C.

Address of Joint Filers:	c/o Crestview Partners
667 Madison Avenue, 10th Floor
New York, NY 10065

Relationship of Joint Filers to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Capital Bank Financial Corp. (CBF)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):	09/25/2012

Designated Filer:	Crestview Partners II GP, L.P.

Signature:

Crestview Partners II GP, L.P.

By: Crestview, L.L.C., as General Partner

By:	/s/ Ross A. Oliver
	Name:	Ross A. Oliver
	Title:	Senior Counsel & Chief Compliance Officer

Crestview-NAFH, LLC

By: Crestview Partners II, L.P., as Member
By:	Crestview Partners II GP, L.P, as General Partner
	By:	Crestview, L.L.C., as General Partner

	By:	/s/ Ross A. Oliver
		Name:	Ross A. Oliver
		Title:	Senior Counsel & Chief Compliance Officer

Crestview Partners II, L.P.
Crestview Partners II (FF), L.P.
Crestview Partners II (TE), L.P.
Crestview Offshore Holdings II (Cayman), L.P.
Crestview Offshore Holdings II (FF Cayman), L.P.
Crestview Offshore Holdings II (892 Cayman), L.P.

By:	Crestview Partners II GP, L.P, as General Partner
	By:	Crestview, L.L.C., as General Partner
	By:	/s/ Ross A. Oliver
		Name:	Ross A. Oliver
		Title:	Senior Counsel & Chief Compliance Officer

Crestview Advisors, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: Senior Counsel & Chief Compliance Officer

Date:	September 27, 2012